UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2014

Accretive Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities
On January 21, 2014, Accretive Health, Inc. (the “Company”), in order to allow the company to more effectively and efficiently allocate necessary resources for innovation, invest in growth and enhance client service, committed a plan to reduce its workforce in certain corporate, administrative and management functions and move certain corporate functions from the Company’s headquarters in Chicago, Illinois to facilities located in Dallas, Texas and Detroit, Michigan (the “Plan”). The Plan is a continuation of the Company’s ongoing reorganization efforts which were previously disclosed by the Company in its Current Report on Form 8-K filed on June 26, 2013. The Plan will affect approximately 140 to 170 employees in the U.S. during 2014, and will initially affect approximately 25 employees who will be terminated effective January 31, 2014. The Company expects the Plan to be completed by December 31, 2014.
Pursuant to the Plan, and subject to the execution of separation and general release agreements, the Company will enter into severance arrangements with each terminated employee based on seniority and tenure with the Company. The Company expects the arrangements to consist of severance payments, medical and dental benefits and outplacement job training.
In connection with the Plan, during 2014, the Company expects to record approximately $9 million to $9.5 million in severance and employee benefits related expenses and $4 million to $6.5 million in facilities related expenses.
The Plan constitutes a plan of termination pursuant to FASB ASC paragraph 420-10-25-4 (Exit or Disposal Cost Obligations Topic).
A copy of the press release announcing the Plan is attached hereto as Exhibit 99.1.
Safe Harbor Statement
The above statements regarding the Plan, including severance arrangements and the Company’s anticipated future charges and expenditures relating to the Plan, are forward-looking statements and are subject to risks and uncertainties. The Company has based these statements on the current status of the restructuring plan, its operating plans for 2014, other information now known to the Company and general economic conditions. Although the Company believes that the assumptions and expectations reflected in these statements are reasonable, the anticipated future charges and expenditures relating to the Plan are subject to known and unknown risks and uncertainties and could vary materially from the Company’s current expectations. The Company assumes no, and it specifically disclaims any, obligation to update these statements to reflect actual results or changes in factors or assumptions affecting this statement. The Company advises investors to consult any further disclosures it makes on these topics in its SEC filings.
Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

99.1    Press Release issued by the Company on January 24, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCRETIVE HEALTH, INC.

Date: January 24, 2014	By:	/s/ Sean F. Orr
Sean F. Orr
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company on January 24, 2014